EXHIBIT 32

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     In  connection  with  the  Quarterly  Report  of  TransBiotec,   Inc.  (the
"Company") on Form 10-Q for the period ending June 30, 2012 as filed with the Securities and Exchange Commission (the "Report"), Scott Painter, the Principal Executive and Financial Officer of the Company, certifies, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

     (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


August 14, 2012                       By:/s/ Scott Painter
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                                         Scott Painter, Principal
                                         Executive and Financial Officer
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